SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 20, 2012

IF BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35226	45-1834449
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

201 East Cherry Street, Watseka, Illinois	60970
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                     (815) 432-2476

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2012, the stockholders of IF Bancorp, Inc. (the “Company”) approved the Company’s 2012 Equity Incentive Plan (the “Plan”).  A brief description of the terms and conditions of the Plan was previously included in the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 12, 2012 (the “Proxy Statement”).

Item 5.07                       Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Stockholders of the Company was held on November 19, 2012.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Proxy Statement.  The final results of the stockholder vote are as follows:

1.	The election of three directors of the Company, to serve for three-year terms and until their successors are elected and qualified.

	For	Withhold	Broker Non-Votes
Gary Martin	3,633,113	28,641	787,925

Joseph A. Cowan	3,629,855	31,899	787,925

Dennis C. Wittenborn	3,630,101	31,653	787,925

2.	Approval of the IF Bancorp, Inc. 2012 Equity Incentive Plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

3,232,851	420,856	8,047	787,925

3.	The ratification of the appointment of BKD, LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2013

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

4,422,414	21,307	5,958	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IF BANCORP, INC.
DATE: November 20, 2012	By:	/s/ Alan D. Martin
Alan D. Martin
President and Chief Executive Officer